Exhibit 10.2

DISCRETIONARY INVESTMENT MANAGEMENT AGREEMENT

Discretionary investment management agreement (the “Agreement”) dated as of November 28, 2011 between SPABRA Ltd. (“Client”) and Tamino Capital LLC (“Advisor”).  Pursuant to this Agreement, Client retains Advisor to provide discretionary investment management services to Client on the following terms:

Section 1.

Investment Management Services.  Client hereby appoints Advisor as attorney-in-fact with power to supervise and direct, on a fully discretionary basis and without first consulting Client, the investment of the securities and cash in Client’s investment account (the “Account”) established initially at JP Morgan Clearing Corporation, which is the Account’s initial qualified custodian (the “Custodian”), with Concept Capital Markets LLC as introducing broker,.  Advisor will not have custody over the assets of the Account at any time.  Any income generated with respect to the Account shall be added to the principal of the Account and be re-invested in accordance with the terms herein.  The Account may be increased by new contributions by Client, from time to time, as discussed in this Agreement.  The Account will be funded initially in the amount of $5,000,000, subject to the contribution and withdrawal rights as set forth in Section 8 herein and on Exhibit D - Lock Up Provisions.  The date on which an amount equal to $5,000,000 is in the Account is referred to as the “Funding Date.”

Advisor shall use its best efforts to invest the Account assets in accordance with the investment objectives, guidelines and other information provided in Exhibit A.  Exhibit A may be revised from time to time by Advisor with prior written notice to Client.  The Advisor and the Client hereby acknowledge and agree that, following the date hereof, it is the intent of the Advisor to form a collective investment vehicle which will invest the assets of third parties following the same investment objectives and guidelines as set forth in Exhibit A and that it is the intent of the Client to transfer the amounts invested in the Account to an investment in such vehicle, subject to the review and approval by the Client of such vehicle’s offering documents.

The power-of-attorney granted hereof is a continuing power and shall remain in full force and effect until revoked by Client in writing but any such revocation shall not affect any transaction initiated prior to receipt of such notice of revocation.  Client agrees to provide Advisor such additional information as Advisor may request from time to time to assist it in managing the Account.  It is the intent of this Agreement that only Advisor shall have authority to trade the Account assets on behalf of Client.

In furtherance of the foregoing, Advisor is authorized:

(a)

with respect to the assets comprising the Account, to make all decisions relating to the manner, method and timing of any and all investments;

(b)

to buy, sell, exchange, transfer, pledge as collateral and otherwise trade in property of all kinds as discussed on Exhibit A, either in Client’s name or in nominee name on Client’s behalf;

(c)

to direct custodians to deliver funds or securities for the purpose of investing Client’s assets, and to instruct custodians to exercise or abstain from exercising any privilege or right attaching to such assets;

(d)

subject to Section 2, to select the brokers and/or dealers through whom orders shall be executed and Client authorizes Advisor to execute orders and to clear and settle transactions through such brokers and/or dealers;

(e)

to borrow and secure the repayment of any money so borrowed against the assets of Client;

(f)

to make and execute, in the name and on behalf of Client, all such documents (including, without limitation, subscription agreements, customer agreements, brokerage agreements, and other documents in connection with the establishment and maintenance of accounts and investments) and to take all such other actions which Advisor considers necessary or advisable to carry out its investment management duties hereunder;

(g)

to assist Client’s auditors and others in the performance of all accounting and administrative services which may be required by Client; and

(h)

to retain the services of any person (including affiliates and subsidiaries) to accomplish any of the foregoing.

Section 2.

 Execution of Investment Account Transactions.  With respect to Account investments made by Advisor, in selecting a broker or dealer, Advisor may consider, among other things, the broker or dealer’s execution capabilities, reputation and access to the markets for the securities being traded and generally will seek competitive commission rates but will not necessarily attempt to obtain the lowest possible commission rate for transactions for the Account.  Client understands and accepts this.  Consistent with obtaining best execution, transactions for Client’s Account may be directed to brokers in return for research or brokerage services furnished by them to Advisor.  Such research generally will be used to service all of Advisor’s clients, but brokerage commissions paid by Client may be used to pay for research that is not used in managing Client’s Account.  Advisor may, in its discretion, cause the Account to pay brokers a commission greater than another qualified broker may charge to effect the same transaction where Advisor determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services received.  All brokerage commissions, stock transfer fees, and other similar charges incurred in connection with transactions for the Account will be paid out of the assets in the Account and are in addition to the fees set forth herein.

Advisor may combine or “batch” such orders to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among Advisor’s clients (including Client) differences in prices that might have been obtained had such orders been placed independently.  Under this procedure, such publicly traded securities transactions will be averaged as to price and transaction costs and will be allocated among Advisor’s clients (including Client) in proportion to the purchase and sale orders actually placed for each client account on any given day.  Advisor may give a copy of this Agreement to any broker, dealer or other party to a transaction for the Account, as evidence of Advisor’s authority to act for Client.

Section 28(e) of the United States Securities Exchange Act of 1934, as amended, establishes a safe harbor (the “Section 28(e) safe harbor” or “safe harbor”) allowing investment managers to use client funds, by  way of commission dollars, to purchase certain “brokerage and research services.”  Pursuant to such safe harbor, the brokerage and research services must provide lawful and appropriate assistance to the investment manager in the performance of its investment decision-making responsibilities.  Further, the amount of commissions paid by the investment manager must be reasonable in light of the value of the brokerage or research services offered, taking into account various factors, including commission rates, financial responsibility and strength and ability of the broker to efficiently execute transactions.  Accordingly, if Advisor determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage or research services provided by such broker, Advisor may cause the Account to pay commissions to such broker in an amount greater than the amount another broker might charge.  Advisor intends to use soft dollars to acquire research services.

Soft dollar items within and outside of the Section 28(e) safe harbor of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether provided directly or indirectly, may be utilized for the benefit of Advisor.  With respect to soft dollar items outside the safe harbor, items include certain research reports, third party investment consultants, Bloomberg service  and terminals, and investment related travel.

Section 3.

No Guaranty of Profitability.  Client understands and acknowledges that Advisor cannot make and is not making any guaranty or representation that the Account will generate profits or that Client will not incur loss of invested capital, and Advisor cannot make and is not making any guaranties regarding the performance or success of the Account.

Section 4.

Net Asset Value Calculation.  The Account’s assets will be valued by the Custodian in accordance with Exhibit C.

Section 5.

Fees; Expenses.  (a) Client agrees to pay Advisor fees pursuant to the fee schedule (the "Fee Schedule") which is attached hereto and made a part hereof as Exhibit B.  Client agrees to instruct the Custodian to pay such fees from the Account’s assets.

(b)

Unless otherwise provided in the Fee Schedule, Client shall pay for, provide for and/or reimburse Advisor for, all expenses of the Account, including but not limited to: (i) all costs and expenses of transferring the assets to the Account; (ii) all taxes and governmental fees and charges incurred by the Account (including all withholding taxes); (iii) all brokerage commissions and other trading costs and fees, underwriting discounts, sales loads, spreads and other similar charges; (iv) all charges of U.S. Depositories and of any custodian and/or other service providers (collectively, “Operating Expenses”).

(c)

The accounting and administration of the Account will be performed by Client and the Custodian (as the case may be).  Client will inform Advisor of any changes in administration in writing.

Section 6.

Confidentiality.

(a)  Client agrees to hold confidential any non-public or proprietary information, analyses, advice or recommendations of Advisor supplied in connection with the opening of the Account and the trading of the assets of the Account, and Client agrees to keep confidential any methodologies or models utilized in trading the Account.  Client further acknowledges that Client may come into contact with information concerning Advisor or one or more of its clients, affiliates and/or personnel and Client agrees that Client will not communicate, disclose or utilize for Client’s own benefit or for the benefit of any other entity or persons, any and all information that is not in the public domain with regard to Advisor and/or its affiliates, clients and/or or personnel, including without limitation, any or all procedures or techniques related to investment strategies, essential ideas and principles underlying such procedures, and securities transactions effected for positions held by the Account.  All of the foregoing referred to in this Section 6(a) above shall be collectively referred to as “Confidential Information.”

(b)

Client agrees that Client will not (i) use such Confidential Information except in connection with investment activities for Client’s own account or (ii) disclose any Confidential Information without Advisor’s consent to any third person other than to Client’s advisors and consultants (unless required to do so by law, regulation or the request of any regulatory or self-regulatory authority).

(c)

Notwithstanding anything herein to the contrary, Client agrees that Advisor may disseminate or include the Account's track record (with respect to Advisor's performance) and may indicate that Advisor provides investment management services to Client in any filings and/or marketing materials without restriction to the extent required by law.

(d)

It is expressly agreed that among the various remedies for violation of this Section 6 shall be specific performance and injunctive relief issued by any court having jurisdiction over these matters.

Section 7.

Deposits; Withdrawals.  During the term of this Agreement, Client may (i) make deposits into the Account as of the first business day of a calendar month, or at such other times as agreed to by Advisor, upon 5 days’ prior written notice of the date and amount of the deposit and (ii) subject to the lock up provisions set forth on Exhibit D - Lock Up Provisions, make withdrawals from the Account as of the last business day of a calendar month, or at such other times as agreed to by Advisor, upon 180 days’ prior written notice of the date and amount of the withdrawal, provided that withdrawals from the Account are subject to the liquidity of the Account’s investments.  Notwithstanding Section 7(ii) above, Client understands that investments may not be saleable within such notice period and/or as of any withdrawal date and, as such, Advisor, with the consent of Client, may decide to distribute securities or other property of the Account in lieu of cash.  A “business day” means any day other than a Saturday, Sunday or a U.S. banking holiday.

Section 8.

Standard of Liability; Indemnification.

(a)

Standard of Liability.  Advisor and each Advisor Affiliate (as defined in Section 8(b) below) shall not be liable to Client, and its shareholders, members, partners, managers, directors, officers, employees, principals, affiliates, and agents for any error of judgment or for any loss suffered by Client in connection with the subject matter of this Agreement howsoever any such loss may have occurred unless such loss arises from gross negligence, willful misconduct or fraud (as finally judicially determined in a court of lawful jurisdiction) in the performance or non-performance by Advisor or persons designated by it of its obligations or duties.

(b)

Client’s Agreement to Indemnify. Client shall, to the extent permitted by law, indemnify and defend Advisor and its affiliates, employees, members, managers, directors, officers, and agents, and each person who, directly or indirectly controls, is controlled by or under common control with Advisor (each an “Advisor Party”) and hold such persons harmless from and against (i) any and all claims, demands, proceedings, suits and actions against such persons and (ii) any and all losses, liabilities, damages, expenses and costs (including but not limited to reasonable attorneys' fees and costs of investigation or preparation of defense) (collectively items (i) and (ii), the “Losses”) suffered by such persons, which arise out of or in connection with: (a) this Agreement, (b) Advisor’s activities on behalf of Client, (c) any material breach by Client of Client’s duties or obligations under this Agreement, and/or (d) any material inaccuracy or misrepresentation in, or breach of, any of the warranties, representations, covenants or agreements made by Client therein, provided that such Losses did not arise from Advisor’s gross negligence, willful misconduct or fraud (as finally judicially determined in a court of lawful jurisdiction).  In addition, if Advisor or any Advisory Party is made party to any claim, dispute, litigation or otherwise incurs any Losses as a result of or in connection with the activities or claimed activities of Client unrelated to Client’s duties to Advisor under this Agreement, Client will indemnify and hold harmless Advisor and each Advisor Party against any such Losses incurred in connection therewith.

(c)

If the Advisor or any Advisor Party (the “Indemnitee”) is or becomes a party to any action or proceeding in respect of which it may be entitled to seek indemnification from Client (the “Indemnitor”), the Indemnitee shall promptly notify the Indemnitor thereof.  The Indemnitor shall be entitled to participate in any such suit or proceeding and, to the extent that it may wish, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee.  After notice of an election by the Indemnitor so to assume the defense thereof, the Indemnitor will not be liable to the Indemnitee hereunder for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or reasonable legal expenses incurred as a result of (i) potential conflicts of interest between the Indemnitee and Indemnitor or (ii) the protection of proprietary or privacy interests of other clients of the Indemnitee.  The Indemnitor shall advance to the Indemnitee the reasonable costs and expenses of investigating and/or defending such claim, subject to receiving a written undertaking from the Indemnitee to repay such amounts if and to the extent that a court or other tribunal of competent jurisdiction subsequently determines that the Indemnitee was not entitled to indemnification hereunder.  The Indemnitor shall not be liable hereunder for any settlement of any action or claim effected without its written consent thereto.

(d)

Notwithstanding any provision of this Section 8 to the contrary, if in any action or claim as to which indemnity is or may be available an indemnified party shall determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim, in which case the indemnified party shall be responsible for any legal, accounting, and other fees and expenses  reasonably incurred by or on behalf of it in connection with investigating or defending such action or claim.  Save as aforesaid, in no event shall an indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any or claim or in connection with separate but similar or related actions or claims in the same jurisdiction arising out of the same general allegations.  An indemnifying party shall not be liable for a settlement of any such action or claim effected without its written consent, but if any such action or claim shall be settled with the written consent of an indemnifying party or if there shall be a final judgment for the plaintiff in any such action or claim, the indemnifying party shall indemnify, hold harmless, and defend an indemnified party from and against any loss, liability, or expense in accordance with this Section 8 by reason of such settlement or judgment.

(e)

Any indemnity expressly given to Advisor in this Agreement is in addition to and without prejudice to any indemnity provided by law.  In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Section 8 shall not be construed so as to relieve (or attempt to relieve) Advisor (or any delegatee) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law (including liability under U.S. securities laws which, under certain circumstances, impose liability even on persons acting in good faith), but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law. In the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, is against public policy and, therefore, unenforceable.  Accordingly, the Advisor may be entitled to a more limited right of action than it would otherwise be entitled absent such limitation.

Section 9.

Conflicts of Interest; Other Accounts.

(a)

Client acknowledges that the services which Advisor renders to Client hereunder are not exclusive.  Advisor and any Advisor Party (collectively for purpose of this Section 9, “Advisor”) advise and will continue to advise other clients.  In addition, Advisor may serve as the general partner of limited partnerships or investment advisor or in such other capacity for other clients and/or pooled investment vehicles engaged in investment activities, and Advisor may invest its own funds in one or more such partnerships or investment vehicles.  Advisor may form other such investment vehicles in the future.  All benefits received by Advisor from such vehicles and activities shall belong to Advisor and not Client and shall not constitute an adjustment with regard to any amount due Advisor hereunder except as discussed herein.

(b)

Client understands that Advisor furnishes and will continue to furnish investment management and advisory service to others.  Advisor may make recommendations to and take actions on behalf of others (including any fund managed by Advisor), which may be the same as or different from those made or taken on behalf of the Account.  Nothing in this Agreement shall be deemed to impose on Advisor or any of its affiliates any obligation to make any trade, purchase or sale for Client regarding any security or option thereon which Advisor or any of its affiliates may recommend purchase or sale for its own account or for the account of any other client, nor shall anything in this Agreement be deemed to impose upon Advisor any obligation to give Client the same advice as may be given to any other client.  Nothing in this Agreement shall limit the freedom of Advisor to act as investment adviser, manager or custodian to any other client. In certain circumstances, Advisor may form other pooled investment vehicles for the purpose of making a particular investment, and may cause the Account and/or certain of its other accounts to invest in such investment vehicles.  Client acknowledges that Advisor and its members, managers, officers, directors, and/or employees may from time to time have positions in or transact in securities and other investments recommended to clients, including Client.  Such transactions may differ from or be inconsistent with the advice given, or the timing or nature of Advisor’s action or actions with respect to Client.  Advisor may aggregate the Account’s orders with orders of its proprietary accounts and/or orders of other Clients.  Such aggregation may operate on some occasions to the advantage, and on other occasions to the disadvantage, of the Account.

(c)

Advisor may engage in transactions in which Advisor causes the Account to purchase securities or other instruments from, or sell securities or other instruments to, other accounts managed by Advisor and/or its affiliates (“Cross-Trades”).  Advisor and/or its affiliates will not take brokerage commissions or otherwise be compensated for effecting any such Cross-Trades.  All Cross-Trades will reflect the market value of the security or other instrument being purchased or sold and Advisor and/or its affiliates, as applicable, will always seek best execution.

(d)

Nothing herein contained shall prevent Advisor from dealing with Client as beneficial owner on the sale or purchase of securities or assets to or from Client or otherwise dealing with Client as principal provided that the transaction must be carried out on normal commercial terms negotiated at arm's length and pursuant to applicable law.

(e)

Client acknowledges that incentive-based compensation may create an incentive for Advisor to make investments that are riskier or more speculative than would otherwise be the case in the absence of incentive-based compensation.

Section 10.  Representations and Warranties.  (a) Advisor represents and warrants to Client as follows:

(i)

Advisor is a Delaware limited liability company.

(ii)

Advisor has full corporate power and authority to perform its obligations under this Agreement.

(iii)

Advisor will promptly notify Client of any material changes in any of the representations and warranties made herein.

(iv)

The execution of this Agreement by Advisor has been duly authorized by all necessary corporate or other legal action, this Agreement is binding on Advisor in accordance with its terms, and the terms hereof do not violate any obligation by which Advisor is bound, whether arising by contract, operation of law or otherwise.

(b)

Client represents and warrants to Advisor as follows:

(i)

Client is an Irrevocable Trust, formed in the State of Maryland.

(ii)

Client has had an opportunity to discuss the trading program described herein and in the investment guidelines on Exhibit A with Advisor and fully understands such program and the risks attendant to it.

(iii)

Client is the beneficial owner of the Account.

(iv)

The execution of this Agreement by Client has been duly authorized by all necessary corporate or other legal action, this Agreement is binding on Client in accordance with its terms, and the terms hereof do not violate any obligation by which Client is bound, whether arising by contract, operation of law or otherwise.

(v)

Client is validly existing under the laws of the jurisdiction of incorporation and is qualified to do business and is in good standing in each other jurisdiction in which the nature of conduct of its business requires such qualification and in which the failure to so qualify would materially adversely affect its ability to conduct its business activities.

(vi)

Client will promptly notify Advisor of any material changes regarding client of which Client is aware that make any of the foregoing representations and warranties inaccurate or untrue.

(vii)

The execution of this Agreement by Client has been duly authorized by all necessary corporate or other legal action, this Agreement is binding on Client in accordance with its terms, and the terms hereof do not violate any obligation by which Client is bound, whether arising by contract, operation of law or otherwise.

(viii)

Client has full corporate power and authority to perform the obligations under this Agreement.

(ix)

Client is aware of the highly speculative nature of, and risks of loss inherent in, the investments contemplated herein and is financially capable of engaging in such trading and has sufficient assets beyond the value of the Account (including any funds that may in the future be committed to the Account).

(x)

Client is familiar with Financial Industry Regulatory Authority (“FINRA”) Rule 5130, as the same may be amended, supplemented or replaced from time to time (“FINRA Rule 5130”), and FINRA Rule 5131, as the same may be amended, supplemented or replaced from time to time (“FINRA Rule 5131”), and their respective provisions.  The Client is eligible to purchase new issues, as that term is defined in the FINRA Rule 5130, in compliance with the FINRA Rule 5130.  The basis for Client’s eligibility to purchase new issues is the fact that no person having a beneficial interest (as defined in the FINRA Rule 5130) in Client is a restricted person (as defined in the FINRA Rule 5130) or, if a person holding a beneficial interest could be considered a restricted person, such person otherwise falls within the exemptions stated in the FINRA Rule 5130.  In addition, Client is not an executive officer or director or a person materially supported by an executive officer or director of a public company or a “covered non-public company” under FINRA Rule 5131.  Client agrees to promptly notify Advisor if either of the foregoing representations becomes inaccurate and further agrees to provide any information requested by a broker providing execution or clearing services hereunder in compliance with its obligations under FINRA Rule 5131.

(xi)

Client is a “qualified client” as that term is defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (see Exhibit E attached hereto).

(xii)

The beneficial owner of the Account is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the “Plan Asset Regulations” promulgated by the U.S. Department of Labor or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Account’s assets will not become “plan assets” without Advisor’s consent.

(c)

The foregoing representations and warranties set forth in Sections 10(a) and 10(b) above shall be continuing during the term of this Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the appropriate party promptly will notify the other of such event and the parts related thereto.

Section 11.

Proxy Voting.  Client hereby authorizes Advisor to vote proxies relating to securities held in the Account.

Section 12.

Term, Termination, Renewal, and Notice.  Following the lock up provisions set forth in Section 7 and Exhibit D – Lock Up Provisions, the term of this Agreement shall continue in full force and effect until terminated by (i) Client as of the last business day of any month upon at least 180 days’ prior written notice to Advisor or (ii) Advisor at any time upon at least 30 days’ prior written notice to Client.   Upon termination, Client understands that investments may not be saleable within such notice period and as such, Advisor, with the consent of Client, may decide to distribute securities or other property of the Account in lieu of cash.  The following Sections shall survive termination of this Agreement: 5 (with respect to accrued but unpaid fees), 6, 8, 12, 14, 16 and 18.

Section 13.

Client Authority.  The person signing this Agreement for Client represents that he or she has been authorized to do so by appropriate agency, authority or government action and that Client, has authority to engage in the type of investing to be done in the Account.  Client agrees to provide Advisor with any necessary documents to evidence both the authority of Client to engage in the activities herein described, and the authority of the signatory to sign documents and give instructions binding on Client.  Client will inform Advisor of any event which might affect this authority or the propriety of this Agreement.

Section 14.

Notices.  Any notice, delivery, request, or other communication made with respect to this Agreement shall be in writing and shall be deemed to have been properly given or made if sent by hand delivery, overnight mail, courier, certified mail, facsimile or e-mail, to the parties at the following addresses and shall be effective upon receipt:

As to Advisor:

As to Client:

Tamino Capital LLC

SPABRA Ltd.

245 East 80th Street, Apt. 4F

c/o Koppel Kessler Julie, LLC

New York, NY 10075

551 Fifth Avenue – 24th Floor

Attention: Vitor Cepelowicz

New York, NY 10176

E-mail: vitorcep@gmail.com

Email:bkessler@kkjllp.com; fjulie@kkjllp.com

Section 15.

Binding Agreement; Assignment.  This Agreement will bind and be for the benefit of the parties to the Agreement and their successors and permitted assigns.  This Agreement may not be assigned (within the meaning of the Advisers Act) by either party without the prior consent of the other party hereto.

Section 16.

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of law provisions of that State.

Section 17.

Stockholders’ Rights.  Advisor may sell, purchase, exchange, exercise, or refuse to exercise, without notifying Client, any stockholders’ rights (such as options, warrants, subscription rights and the like) which may be issued on securities in the Account.  Advisor has the right to vote securities on Client’s behalf.

Section 18.

 Legal Action by Advisor.  Advisor will not advise Client or act for Client in connection with any legal proceedings, including bankruptcies, involving securities held or previously held by the Account or the issuers of these securities unless specifically requested to do so by Client and agreed to by Advisor.  Advisor shall not be required to take any legal action on behalf of the Account or otherwise on Client’s behalf unless fully indemnified to its reasonable satisfaction for all costs and liabilities that may be incurred or suffered by Advisor in connection therewith and if Client requests Advisor to take any action of whatsoever nature which in the reasonable opinion of Advisor might make Advisor liable for the payment of money or liable in any other way Advisor shall be and be kept indemnified in any reasonable amount and form satisfactory to Advisor as prerequisite to taking such action.

Section 19.

No Partnership. It is understood and agreed that Advisor shall be deemed to be an independent contractor of Client and, except as otherwise set forth herein, that Advisor shall not have authority to act for or represent Client in any way and shall not otherwise be deemed to be Client’s agent.  Nothing contained herein shall create or constitute Client and Advisor as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

Section 20.

Miscellaneous.  If any provision of this Agreement is or should become inconsistent with any law or rule of any governmental or regulatory body having jurisdiction over the subject matter of this Agreement, the provisions will be deemed to be rescinded or modified in accordance with any such law or rule.  In all other respects, this Agreement will continue and remain in full force and effect.  No term or provision of this Agreement may be waived or changed except in writing signed by the party against whom such waiver or change is sought to be enforced.  Advisor’s failure to insist at any time upon strict compliance with this Agreement or with any of the terms of the Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by Advisor of any of its rights or privileges.  The captions appearing in this Agreement are inserted as a matter of convenience and for reference only and shall not define, limit, or describe the scope and intent of this Agreement or any of the provisions thereof.  This Agreement contains the entire understanding between Client and Advisor concerning the subject matter of this Agreement and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

Section 21.  Non-Disparagement.  Client hereby agrees that it shall not at any time say, write or cause to be said or written, directly or indirectly, any statement that may be considered defamatory, derogatory or disparaging with respect to Advisor.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Advisor:

Tamino Capital LLC

By:  _____________________________

Name: Vitor Cepelowicz

Title: Managing Member

Client: SPABRA LTD.

By:  ________________________________

Name: Barry Kessler

Title: Director

By:  ________________________________

Name: Franklin H. Julie

Title: Director

On the ______________day, of ____________, 20___, before me personally appeared ____________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s)is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

____________________________

Notary Public

Exhibit A

Investment Guidelines

All capitalized terms used in this Exhibit A and not expressly defined herein shall have the same respective meanings as set forth in the Agreement to which this Exhibit A is attached (including the other Exhibits thereto).

Advisor is committed to pursuing and identifying attractive investment opportunities for meaningful long term appreciation.  These opportunities might opportunistically present themselves due to market conditions, minimal coverage or institutional following, regulatory changes, legal events, shareholder activism, corporate events (such as listing, M&A activity, spinoffs, restructurings, and management changes), operational improvements, and changes in the capital structure or policy (such as dividends and share buybacks), among others.

Advisor expects that one area of research focus will consist of deep value special situations, where Advisor will seek to identify companies that he believes offer compelling valuation with limited downside and at the same time present some sort of catalyst for potential share revaluation.

Given the opportunistic nature of the investment process, Advisor will source ideas across various industries, geographies (ie., US and non-US securities) and parts of the capital structure (such as equity and credit).  It could also imply in smaller capitalization companies and/or situations with less liquidity.

The quality of ideas will dictate how invested Advisor will be.

In furtherance of the foregoing, Advisor expects to invest in the following types of instruments and use the following techniques:

(i)  Advisor will invest the assets of the Account in property of all kinds, including, but not limited to direct investments in: U.S. and non-U.S. securities such as equities (stock, preferred stock), “new issues”, exchanged traded funds, fixed income instruments (such as bonds and treasuries), options (including, without limitation, put options, call options and any combination thereof), and partnership interests.

(ii)  Advisor may further utilize a variety of investment techniques including, but not limited to, short selling, purchase and sale writing of options on securities (both covered and naked options), and the use of borrowed funds for investment purposes (i.e., leverage).

Exhibit B

Fee Schedule

All capitalized terms used in this Exhibit B and not expressly defined herein shall have the same respective meanings as set forth in the Agreement to which this Exhibit B is attached (including the other Exhibits thereto).

Advisor charges, and Client agrees to pay, the following fees: a quarterly management fee equal to two percent (2.0%) per annum  of the  Account’s net asset value  (the “Management Fee”); and an annual incentive fee equal to twenty percent (20%) of “Net Appreciation” (as defined below)  (the “Incentive Fee”).  The net asset value means the assets of the Account (which includes the Investment Amount) less liabilities of the Account.  The Management Fee is payable quarterly in advance as of the first business day of each quarter, and upon termination of this Agreement, and will be pro rated for partial periods for changes (if any) to the Investment Amount during a calendar month.  The Incentive Fee is payable at the end of each calendar year (the “Incentive Calculation Period”) and upon termination of this Agreement and at anytime there is a partial withdrawal from the account.

Advisor will send to Client an invoice for Management Fees and/or Incentive Fees that are due.  Such invoice shall be approved by Client and written approval from Client shall be forwarded to Custodian who will pay such fees directly to Advisor by Client outside of the Account.  Any such payment due will be forwarded to Advisor within fifteen (15) days of receipt of invoice.

“Net Appreciation” shall mean the aggregate net investment profits, both realized and unrealized in the Account, excluding any interest income earned on assets invested in short-term, low risk interest-bearing accounts and U.S. Treasury Bills, during the Incentive Calculation Period (after deduction for brokerage fees, Management Fees and other expenses (as defined below) payable, but before deducting Advisor’s incentive fees payable), less any “Carryforward Loss” (as defined below) from a previous Incentive Calculation Period.  If the Account experiences aggregate net investment losses (both realized and unrealized) for any Incentive Calculation Period, such losses (the “Carryforward Loss”) shall be deducted from Net Appreciation for each succeeding Incentive Calculation Period for the purpose of determining the incentive fee for each such Incentive Calculation Period until the full amount of the Carryforward Loss has been offset by Net Appreciation.

Client shall pay for, provide for and/or reimburse Advisor for, all Operating Expenses of the Account.

Exhibit C

Net Asset Valuation

1.

Securities, other than options, that are listed or admitted to trading on one or more securities exchanges will be valued at the last sales price on the exchange selected by Advisor, acting in good faith, or based on prices provided by a dealer whom Advisor, acting in good faith, determines to be a reputable dealer, on the relevant valuation date or, if no sales took place on such Date, at the mean between the “bid” and “asked” prices at the close of trading on the exchange selected by Advisor, acting in good faith, on the relevant valuation date. Securities that are not listed or admitted to trading on an exchange, including, without limitation, “Brady Bonds,” or that are listed on an exchange which Advisor, in good faith believes does not accurately represent such securities’ true value, will be valued at the mean between the bid and asked prices provided by a dealer whom Advisor, acting in good faith, determines to be a reputable dealer.

2.

Options and warrants that are listed or admitted to trading on one or more exchanges will be valued at the last sales price, if such price is equal to or is between, the “bid” and the “asked” prices (otherwise, the mean between the “bid” and “asked” prices will be used), on the exchange selected by Advisor, acting in good faith, on the relevant valuation date.  Options and warrants that are not listed or admitted to trading on an exchange or that are listed on an exchange which Advisor, in good faith believes does not accurately represent such securities’ true value, will be valued at the mean between the bid and asked prices provided by a dealer whom Advisor,  acting in good faith, determines to be a reputable dealer.  Advisor, acting in good faith, may also value options and warrants according to a valuation model or volatility formula based on volatility levels provided by dealers deemed to be reputable by Advisor.

3.

Illiquid, thinly-traded or hard to value securities and other securities for which no such market prices are available will be generally carried at fair value as reasonably determined by Advisor.

Exhibit D

Lock Up Provisions

Lock Up Period.

Client will initially be subject to a twelve (12) month lock-up in respect of the assets comprising the Account as of the Funding Date (the “Lock-up Period”).  Client shall not be permitted to withdraw all or a portion of the assets comprising the Account (including any appreciation thereon) during the Lock-Up unless a Withdrawal Event, as defined below, occurs.

Withdrawal Event.

Client will have the right, at its election, to withdraw the assets comprising the Account prior to the expiration of the Lock-Up Period, in accordance with the withdrawal provisions set forth in Section 7 hereof, upon the occurrence of the following (a “Withdrawal Event”):

Decrease in the Net Asset Value (as defined on Exhibit C) of the Account as follows: If, on any business day, the Net Asset Value of the assets comprising the Account (adjusted for any withdrawals and/or subscriptions) falls by 30% or more when compared to the Net Asset Value of the assets comprising the Account (adjusted for any withdrawals and/or subscriptions) on the Funding Date.

Exhibit E

A qualified client is:

1.

Any natural person or company1 that immediately after entering into the Discretionary Investment Management Agreement has at least $1,000,000 under the management of Tamino Capital LLC (“Tamino”).

2.

Any natural person or company (other than a company that is required to be registered under the Investment Company Act of 1940, as amended (the “Company Act”) but is not registered, or a private investment company pursuant to 5 below) that has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,000,000.

3.

A natural person who is an executive officer, director, trustee, general partner, or person serving in a similar capacity, of Tamino, or an employee of Tamino (other than an employee performing solely clerical, secretarial or administrative functions with regard to Tamino) who, in connection with his or her regular functions or duties, participates in the investment activities of Tamino, provided that such employee has been performing such functions and duties for or on behalf of Tamino, or substantially similar functions or duties for or on behalf of another company for at least twelve (12) months.

4.

Any natural person or company (other than a company that is required to be registered under the Company Act but is not registered) that is a "qualified purchaser" as defined in Rule 2(a)(51) of the Company Act and reflected below.

5.

A private investment company, such that the company would be defined as an investment company under section 3(a) of the Company Act, but for the exception provided from that definition by section 3(c)(1) of the Company Act, an investment company registered under the Company Act or a business development company as defined in the Company Act, and each equity owner of such entity satisfies one of the above conditions.

A qualified purchaser is one of the following:

1.

Any natural person who owns not less than $5,000,000 in Investments (as defined below), including any Investments held jointly, in community property or other similarly shared ownership interest with that person’s spouse, including the amount of such person’s Investments held in an individual retirement account or similar account and the Investments of which are directed by and held for the benefit of such person;2

2.

Any company that owns not less than $5,000,000 in Investments, and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants or ancestors by birth or adoption, or spouses of such descendants or ancestors (each, a “Related Person”), the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons (a “Family Company”);

1    "Company" means a corporation, a partnership, an association, a joint-stock company, a trust, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee in bankruptcy or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

2    In determining whether spouses who are making a joint investment are qualified purchasers, there may be included in the amount of each spouse’s Investments any Investments owned by the other spouses (whether or not such Investments are held jointly).

3.

Any trust that is not covered by requirement (2) above, that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, are qualified purchasers (as defined herein);

4.

Any other person acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments (“Institutional Investors”);

5.

Any qualified institutional buyer as defined in Rule 144A under the Securities Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser, provided that (i) a dealer described in paragraph (a)(1)(ii) of Rule 144A shall own and invest on a discretionary basis at least $25,000,000 in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(D) or (a)(1)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan;

6.

Any company that, but for the exceptions provided for in Sections 3(c)(1) or 3(c)(7) under the Company Act, would be an investment company (hereafter in this paragraph referred to as an “excepted investment company”), provided that all beneficial owners of its outstanding securities (other than short-term paper), determined in accordance with Section 3(c)(1)(A) thereunder, that acquired such securities on or before April 30, 1996 (hereafter in this paragraph referred to as “pre-amendment beneficial owners”), and all pre-amendment beneficial owners of the outstanding securities (other than short-term paper) or any excepted investment company that, directly or indirectly, owns any outstanding securities of such excepted investment company, have consented to its treatment as a qualified purchaser;

7.

Any natural person who is deemed to be a “knowledgeable employee” as such term is defined in Rule 3c-5(4) of the Company Act; or

8.

Any company, if each beneficial owner of the company’s securities is a qualified purchaser.

For purposes of the foregoing description of qualified purchasers, the term Investments means:

1.

Securities (as defined by Section 2(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”)), other than securities of an issuer that controls, is controlled by, or is under common control with, the prospective qualified purchaser that owns such securities, unless the issuer of such securities is:

(i)

an investment company as defined under Section 3(c)(1) of the Company Act, a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Company Act, or the exemptions provided by Rule 3a-7 under the Company Act for issuers of asset-backed securities or a commodity pool as defined under the Commodity Exchange Act (the “CEA”);

(ii)

a company that either files reports pursuant to Sections 13 or 15(d) of the Exchange Act (a “Public Company”) or has a class of securities that are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act; or

(iii)

a company with shareholders’ equity of not less than $50,000,000 (determined in accordance with generally accepted accounting principles) as reflected in such a company’s most recent financial statements, provided that such financial statements present the information as of a date within sixteen (16) months preceding the date on which the prospective qualified purchaser acquires the securities of a Section 3(c)(7) fund;

2.

Real estate held for investment purposes;3

3.

Commodity futures contracts, options on commodity futures contracts, and options on any physical commodity traded on or subject to the rules of any contract market designated for trading such transactions under the CEA, any board of trade or exchange outside the United States (“Commodity Interests”), entered into for investment purposes;

4.

Any physical commodity with respect to which a commodity interest is traded on a market specified in paragraph (3) above (“Physical Commodities”), and held for investment purposes;

5.

To the extent not securities as defined in paragraph (1) above, financial contracts (as defined in Section 3(c)(2)(B)(ii) of the Company Act) entered into for investment purposes;4

3    Real estate shall not be considered to be held for investment purposes by a prospective purchaser if it is used by the prospective purchaser or a Related Person (as defined herein) for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the prospective purchaser or a Related Person, provided that real estate owned by a prospective purchaser who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes.  Residential real estate shall not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Code.

4    For purposes of calculating Investments as described in paragraphs (3) through (5) above, a Commodity Interest or a Physical Commodity owned, or a financial contract entered into, by the prospective purchaser who is engaged primarily in the business of investing, reinvesting, or trading in commodity interest, physical commodities or financial contracts in connection with such business may be deemed to be held for investment purposes.

6.

In the case of a prospective investor that is a qualified purchaser, a company that would be an investment company under the Company Act but for the exclusion provided by Section 3(c)(1) thereunder, or a commodity pool under the CEA, any amounts payable to such prospective investor pursuant to a firm agreement or a similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the prospective investor upon its demand therefor; and

7.

Cash or cash equivalents (including foreign currencies) held for investment purposes, including bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes, as well as net cash surrender value of an insurance policy.

For purposes of determining whether a prospective qualified purchaser is a qualified purchaser, the aggregate amount of Investments owned and invested on a discretionary basis by the prospective qualified purchaser shall be the Investments’ fair market value on the most recent practicable date or their cost, provided that:

(a)

In the case of Commodity Interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such commodity interests; and

(b)

The following amounts, as applicable, shall be deducted from the amount of Investments owned by the prospective qualified purchaser:

(i)

the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by such prospective qualified purchaser; and

(ii)

in determining whether a Family Company is a qualified purchaser, there shall also be deducted any outstanding indebtedness incurred by an owner of the Family Company to acquire Investments.